EXHIBIT 10.1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE OR FEDERAL SECURITIES LAW. NO OFFER, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS PROMISSORY NOTE MAY BE MADE UNLESS THIS PROMISSORY NOTE IS REGISTERED UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN EXEMPTION FROM ANY SUCH REGISTRATION REQUIREMENTS IS APPLICABLE TO SUCH TRANSACTION.

THIS PROMISSORY NOTE IS BEING EXECUTED AND DELIVERED IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER (THE “MERGER AGREEMENT”) BY AND AMONG TUCOWS (DELAWARE) INC., TUCOWS (NEVADA) INC., MAILBANK.COM, INC., RAWLEIGH H. RALLS, AS THE STOCKHOLDERS’ REPRESENTATIVE, THE STOCKHOLDERS IDENTIFIED ON THE SIGNATURE PAGE THEREOF AND, SOLELY WITH RESPECT TO SECTION 11.4, TUCOWS INC.

PROMISSORY NOTE

Principal Amount: $6,000,000.00                                                                                                                      Date: June 19, 2006

FOR VALUE RECEIVED, TUCOWS (DELAWARE) INC., a Delaware corporation (the “Company”), promises to pay to Rawleigh H. Ralls, as Stockholders’ Representative under the Merger Agreement (“Payee”), at 744 Spruce Street, Boulder, CO  80302 or such other place as may be designated in writing by Payee at least seven days prior to any payment, the principal sum of Six Million Dollars ($6,000,000.00) (the “Principal Amount”) in accordance with the terms of this Promissory Note. The Principal Amount is subject to deferral and reduction pursuant to Section 6 below.

SECTION 1.   Principal and Interest Payments. Interest shall accrue on the Principal Amount outstanding from time to time at a simple rate per annum equal to seven percent (7%) and all such accrued interest shall be payable quarterly in arrears beginning October 1, 2006 and the first business day of each of the months of January, April, July and October thereafter (each, an “Interest Payment Date”). The Principal Amount, together with all accrued and unpaid interest, shall be payable on the second anniversary of the date hereof. The Principal Amount is subject to deferral and reduction pursuant to Section 4 below. Any such deferrals and reductions in principal shall be applied against the earliest next unpaid installment payment in the Principal Amount hereunder. If any payment date is not a day on which banks in Wilmington, Delaware are open for business, such payment shall become due on the next succeeding day on which banks in such states are open. All payments under this Promissory Note shall be paid by check or wire transfer of immediately available funds in lawful money of the United States of America on the date when due to an account designated in writing by Payee. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months in accordance with the terms set forth below in this Promissory Note.

SECTION 2.   Voluntary Prepayment. The Company may prepay this Promissory Note in full or in part without premium or penalty. Any such prepayments shall first be applied against accrued interest and thereafter against any unpaid Principal Amount.

SECTION 3.   Default. The entire principal amount of, and all accrued interest on, this Promissory Note shall become due and payable, at the option of Payee exercised by written notice to the Company if any one or more of the events specified in Section 3(a) shall have occurred and be then continuing, and immediately upon the occurrence of any of the events specified in Sections 3(b) or 3(c) below (each of the events specified in Sections 3(a) through 3(c), inclusive, being referred to herein as an “Event of Default”):

(a)    The Company shall fail to make any payment required to be made under this Promissory Note within ten (10) days after its receipt of notice from Payee that any such required payment has not been made;

(b)    The Company shall (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy law (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; or (iv) apply for or consent to, or fail to contest in a timely manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; or

(c)    a case or other proceeding shall be commenced and not discharged, dismissed or stayed within thirty (30) days, against the Company in any court of competent jurisdiction seeking (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Company or all or any substantial part of the assets, domestic or foreign, of the Company.

SECTION 4.   Deferral and Reduction in Principal Amount.

(a)    Deferral of Principal Amount. The Principal Amount is subject to deferral for any amount that may be owing, and to reduction for any amount that is agreed by the Company and Payee to be owing, by a Stockholder (including a Principal Stockholder) (as defined in the Merger Agreement) to the Company or another Parent Indemnitee under the Merger Agreement. In the event that the Company has delivered a Notice of Claim under Section 9.3 of the Merger Agreement (the “Claim”), the Company shall send a notice to Payee in the form attached hereto as Annex A (the “Preliminary Notice”). Upon receipt of the Preliminary Notice by Payee, upcoming principal payment obligations under this Promissory Note shall be deferred in an amount equal to the amount of the Claim until resolution of the matter described in the Preliminary Notice. Provided, however, that interest shall continue to accrue on the outstanding principal balance due hereunder, including any such amount subject to a Claim, following a Preliminary Notice. In the event an Interest Payment Date arises prior to final resolution of a Claim, whether by receipt of a Final Notice (as defined below), the Company shall continue to make interest payments in accordance with SECTION 1 above on the full amount of the unpaid principal hereof, including any amount of principal deferred as a result of the delivery of a Preliminary Notice.

(b)    Reduction of Principal Amount by Mutual Agreement. Following receipt of a Preliminary Notice, Company and Payee shall resolve the Claim in accordance with Article IX 8 of the Merger Agreement. Once any such claim has been resolved, and in accordance with the relevant provisions of Article IX of the Merger Agreement, the Company shall promptly send a second notice to Payee in the form attached hereto as Annex B (the “Final Notice”). Upon acceptance of the Final Notice by Payee, which acceptance shall not be unreasonably withheld, the Principal Amount shall be reduced by the amount of the claim set forth in the Final Notice accepted by Payee. If the Principal Amount deferred pursuant to the Preliminary Notice was greater than the agreed reduction to the Principal Amount in respect of the Claim and the date for payment of the same has passed, the amount of such excess shall be paid to Payee upon Payee’s acceptance of the Final Notice.

SECTION 5.   Notices. All communications provided for in this Promissory Note shall be in writing and sent (a) by first class registered or certified mail, return receipt requested (postage prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger (charges prepaid). The address of the Company for the purposes of this Promissory Note is set forth on the signature page to this Promissory Note and the address of Payee for purposes of this Promissory Note shall be 744 Spruce Street, Boulder, CO  80302 or such other address as Payee shall have provided to the Company in writing. Each of the Company and Payee may change its address by notice to the other in accordance with this Section 5. Communications under this Promissory Note shall be deemed received (i) in the case of mailing, on the third business day after posting; (ii) in the case of overnight delivery service, the first business day after delivery to the overnight delivery service; and (iii) in the case of messenger, on the date of actual delivery.

SECTION 6.   Binding Effect; No Assignment. This Promissory Note is being executed and delivered in connection with, and is subject to, the Merger Agreement. This Promissory Note may not be assigned by the Company or Payee without the prior written consent of the other party.

SECTION 7.   Governing Law. This Promissory Note shall be governed by the laws of the State of Delaware without giving effect to the choice of law rules of Delaware or any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be executed on the date first above written.

TUCOWS (DELAWARE) INC.

By:	/s/ ELLIOT NOSS

Name: Elliot Noss

Title: President

Address for Notices

Tucows Delaware Inc.
c/o Tucows Inc.
96 Mowat Avenue
Toronto, Ontario M6K 3M1
Canada
Attn: Chief Executive Officer
Facsimile:

With a required copy (which shall not constitute
notice) to
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
Attn: Joanne R. Soslow, Esquire
Facsimile: 215.963.5001

ACCEPTED AND AGREED
as of the date first set forth above

STOCKHOLDERS’ REPRESENTATIVE

/s/ RAWLEIGH H. RALLS
Name: Rawleigh H. Ralls

Annex A

Form of Preliminary Notice

[                        ]

Stockholders’ Representative

[address]

[DATE]

Re:	Promissory Note, dated June , by Tucows (Delaware) Inc.
(the “Company”) to [ ], as Stockholders’ Representative (the “Promissory Note”)

Dear [                     ]:

This Preliminary Notice is being submitted in accordance with Section 4(a) of the Promissory Note. The Company certifies that it has delivered a Notice of Claim under and in accordance with Article IX of the Merger Agreement, and a copy of which is annexed hereto. As provided for in Article IX of the Merger Agreement, the amount or the Company’s reasonable good faith estimate (to the extent currently feasible) of the amount that is the subject of the Claim Notice is $[                     ], and upcoming principal payment obligations under the Promissory Note shall be deferred in such amount until resolution of the Claim.

Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Merger Agreement.

TUCOWS (DELAWARE) INC

By:
Name:
Title:

Annex B

Form of Final Notice

[                        ]

Stockholders’ Representative

[address]

[DATE]

Re:	Promissory Note, dated June , by Tucows (Delaware) Inc.
(the “Company”) to [ ], as Stockholders’ Representative (the “Promissory Note”)

Dear [                     ]:

This Final Notice is being submitted in accordance with Section 4(b) of the Promissory Note and the Preliminary Notice, dated [                     ], a copy of which is attached hereto. The claim described in the Preliminary Notice has been resolved, and we have agreed that the Principal Amount under the Promissory Note is hereby reduced by $[                     ] as a result thereof. [If applicable: Since the Principal Amount deferred pursuant to the Preliminary Notice was greater than the agreed reduction to the Principal Amount in respect of the Claim, upon your acceptance of this Final Notice we will pay you the amount of such excess.]

Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Merger Agreement.

TUCOWS (DELAWARE) INC

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first set forth above

STOCKHOLDERS’ REPRESENTATIVE

Name: